UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2007

ALLIANCE  IMAGING,  INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16609	33-0239910
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

1900 S. State College Blvd., Suite 600

Anaheim, CA 92806

(Address of principal executive offices, including zip code)

(714) 688-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a – 12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02:  Results of Operations and Financial Condition

On July 30, 2007, Alliance Imaging, Inc. (the “Company”) issued a press release announcing certain matters relating to its results for completed fiscal periods.  A copy of the Company’s press release is furnished as Exhibit 99.1 hereto.

Item 4.02(a):  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On July 30, 2007, the Audit Committee of the Company’s Board of Directors, upon management’s recommendation, concluded that the Company’s previously issued financial statements for the years ended December 31, 2004, 2005 and 2006, for each of the fiscal quarters in 2005 and 2006, and for the first quarter of 2007, as well as any related reports of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, covering those periods, should no longer be relied upon.

The Company has determined that it was not eligible to use the “short-cut” method of fair value hedge accounting for these swaps under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  As a result, the Company will correct its accounting for the swaps by recording the changes in the fair value of the interest rate swaps as increases or decreases to interest expense in each period, rather than a component of other comprehensive income (loss).  The Company has previously disclosed the fair value of these swaps in the footnotes to its financial statements each quarter since the swaps’ inception.

The Company expects that its correction to mark-to-market accounting for the interest rate swaps will increase the Company’s pre-tax interest expense by $0.5 million in 2004, decrease the Company’s pre-tax interest expense by $3.3 million in 2005, increase the Company’s pre-tax interest expense by $1.1 million in 2006 and increase the Company’s pre-tax interest expense by $0.7 million in the first quarter of 2007 from amounts previously reported.

Alliance’s management has re-evaluated the Company’s disclosure controls and procedures and its internal control over financial reporting and has concluded that they were effective at the reasonable assurance level as of the end of each period affected by the restatement.

The Company will file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2006 which will contain restated financial statements for the years ended December 31, 2004, 2005 and 2006.  The Company will also file amendments to its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006, September 30, 2006 and March 31, 2007 which will contain restated financial statements for each of those periods.  The Company expects to file these amendments as soon as practicable.

The Audit Committee of the Company has discussed the matters disclosed in this Form 8-K pursuant to this Item 4.02(a) with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements relating to future, not past, events.  In this context, forward-looking statements often address our expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “seeks,” or “believes.”  Forward-looking statements by their nature address matters that are uncertain and subject to risks.  Such uncertainties and risks include:  changes in the preliminary financial results and estimates due to the restatement and audit of the Company’s annual financial statements or the review of its quarterly financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; and additional uncertainties and risks described in the Company’s most recent Annual Report on Form 10-K currently on file with the Securities and Exchange Commission.  These uncertainties may cause actual future results or outcomes to differ materially from those expressed in our forward-looking statements.  The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

Item 9.01:  Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits

The following exhibits are furnished, not filed, with this Form 8-K:

	99.1	Press Release dated July 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2007	/s/ Howard K. Aihara
	Name:	Howard K. Aihara
	Title:	Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit 99.1            Press Release dated July 30, 2007.